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                                                                    EXHIBIT 5.1


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                                August 27, 2003



United Parcel Service, Inc.
55 Glenlake Parkway, N.E.
Atlanta, Georgia  30328


    Re:  Shelf-Registration Statement on Form S-3 registering Debt Securities


Ladies and Gentlemen:

         We have acted as counsel to United Parcel Service, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a shelf-registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, under which the Company may offer from time to time debt securities (the "Debt Securities"); provided that the aggregate initial offering price of the Debt Securities that may be offered and sold under the Registration Statement shall not exceed $2,000,000,000.

         In so acting, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

         For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture relating to the Debt Securities, which has been filed as an exhibit to the Registration Statement (the "Indenture"), has been duly authorized by all requisite action by each party thereto other than the Company, and that the Indenture has been duly executed and delivered by, and is a valid and binding agreement of, such


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United Parcel Service, Inc.
August 27, 2003
Page 2


parties other than the Company, enforceable against such other parties in accordance with its terms.

         This opinion is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  (1) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

                  (2) The Debt Securities, when (i) the definitive terms and provisions thereof have been established in accordance with the Indenture and (ii) executed and delivered by the Company and authenticated by the trustee pursuant to the Indenture and delivered and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

         This opinion is given as of the date hereof, and we assume no obligation to update this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in any laws or regulations which may hereafter occur.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                        Very truly yours,

                                        /s/ KING & SPALDING LLP